Exhibit 99.2

Kraton Polymers LLC Announces Closing of its Acquisition of Arizona Chemical Holdings Corporation

HOUSTON, January 6, 2016/PRNewswire/ — Kraton Polymers LLC (the “Company”) announced today that it has completed the previously announced purchase of all of the outstanding shares of capital stock of Arizona Chemical Holdings Corporation (“Arizona”). Arizona is the largest global provider of pine-based specialty chemicals.

The $1,370 million cash purchase price for the acquisition, which is subject to adjustment for cash, indebtedness, working capital, and other items, as well as the previously announced cash tender offer and redemption of all of the Company’s outstanding 6.75% Senior Notes due 2019 and related acquisition and financing expenses were funded through the following transactions:

•	A private offering of $440 million in aggregate principal amount of 10.500% Senior Notes, which were issued at a price of 96.225% and mature on April 15, 2023,

•	A $1,350 million six year senior secured first lien term loan facility, which was issued at a price of 97.000% and will bear interest at LIBOR plus 500 basis points, subject to a LIBOR floor of 100 basis points, and

•	A new $250 million five-year asset-based revolving credit facility, $37 million of which was drawn at closing, which replaced the Company’s former senior secured credit facilities.

“Today we are pleased to announce that we have completed the acquisition of Arizona Chemical Holdings Corporation. Through the combination of Kraton and Arizona Chemical, we create a global leader in specialty materials technology, manufacturing, and geographical presence, providing value-added products and innovations serving a diversified range of end markets through a broad portfolio of highly-engineered polymers and specialty chemicals. The scale, complementary market positions, attractive margin profile and expected strong free cash flow generation capability of the combined company will serve as a strong foundation for future growth,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “We now turn our focus to the implementation of our integration plan and the anticipated realization of $65 million of identified transaction synergies. To help ensure a seamless transition, both Kees Verhaar, Arizona’s former President and Chief Executive Officer, and Frederic Jung, Arizona’s former Vice President and Chief Financial Officer have agreed to serve in an advisory capacity to Kraton after closing.”

“With the closing of the Arizona Chemical acquisition, the third leg of our three-part strategy, which is principally designed to reinvigorate organic growth, reset our cost structure, and capture accretive M&A opportunities, has been realized. Implementation progress for initiatives relating to reinvigoration of organic growth and the reset of our cost structure continues to advance consistent with our expectations, and 2016 represents an important transition year as we expect to recognize additional strategic milestones that include the startup of our state-of-the-art HSBC capacity expansion in Mailiao, Taiwan,” Fogarty added. “Since announcing the Arizona acquisition in late September 2015, we have become even more optimistic about business synergies we believe will allow us to create new opportunities to deepen our customer relationships and expand our presence in core markets that we share with Arizona, such as adhesives, roads and construction, coatings and oilfield chemicals, while providing non-competing and highly complementary products and technologies. Moreover, given the renewable nature of Arizona’s product and technology offerings, this complimentary growth can be accomplished while reducing our overall exposure to hydrocarbon-based feedstocks,” said Fogarty.

Credit Suisse, Nomura Securities International, Inc., and Deutsche Bank Securities Inc., or their respective affiliates, served as joint lead arrangers and bookrunners, and Credit Suisse served as administrative agent and collateral agent for the senior secured first lien term loan facility. Bank of America, N.A. served as administrative agent and collateral agent for the senior secured revolving credit facility.

The offer and sale of the Notes, and related guarantees, has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT KRATON

Kraton Performance Polymers, Inc. (“KPPI” and, together with its subsidiaries including the Company and Arizona, “Kraton”) is a leading global producer of styrenic block copolymers, specialty polymers and high-value performance products derived from pine wood pulping co-products. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesive, road and construction and tire markets, and it produces and sells a broad range of chemical intermediates into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks, flavors and fragrances and mining. Kraton offers its products to a diverse customer base in over 60 countries worldwide.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

FORWARD-LOOKING STATEMENTS

All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,”

“estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding Kraton’s expectation with respect to future cash flows, the achievement of synergies from the transaction, the startup of our plant in Mailiao, Taiwan, our ability to expand in core markets, and Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in KPPI’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q and in other filings made by KPPI with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the acquisition of Arizona; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to update or revise such information in light of new information or future events.

For Further Information:

Investors: H. Gene Shiels 281-504-4886